       As filed with the Securities and Exchange Commission on June 22, 2000
                                                          Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                  FTD.COM INC.
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                                          36-4294509
(State or Other Jurisdiction of                           (I.R.S. Employer
Incorporation or Organization)                           Identification No.)

                              3113 WOODCREEK DRIVE
                          DOWNERS GROVE, ILLINOIS 60515
          (Address, Including Zip Code, of Principal Executive Offices)

                           1999 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)

                                Michael J. Soenen
                      President and Chief Executive Officer
                                  FTD.COM INC.
                              3113 Woodcreek Drive
                          Downers Grove, Illinois 60515
                     (Name and Address of Agent for Service)

                                 (630) 724-6200
          (Telephone Number, Including Area Code, of Agent For Service)

                                 With a copy to:
                                Timothy J. Melton
                           Jones, Day, Reavis & Pogue
                              77 West Wacker Drive
                             Chicago, Illinois 60601
                                 (312) 782-3939

                           ---------------------------


                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------
                                               Proposed Maximum     Proposed Maximum
Title Of Securities To Be      Amount To Be     Offering Price         Aggregate              Amount of
     Registered                Registered(1)     Per Share(2)      Offering Price (2)      Registration Fee
-----------------------------------------------------------------------------------------------------------
  Class A common stock,
par value $.01 per share     4,500,000 shares      $2.1094            $9,492,300            $2,505.97
-----------------------------------------------------------------------------------------------------------


(1) Pursuant to 416, there are also being registered such additional shares of Class A common stock as may be issuable pursuant to the anti-dilution provision of the FTD.COM INC. 1999 Equity Incentive Plan.

(2) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of high and low sale prices of the shares of Class A common stock, par value $.01 per share, of the Company (the "Common Stock"), on the Nasdaq National Market on June 21, 2000.

                                     PART I

          INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.   PLAN INFORMATION.*

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

          * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents that have been filed by FTD.COM INC. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

          (1) Our Registration Statement on Form S-1, as amended (File No. 333-78857) (the "S-1");

          (2) Our prospectus filed with the Commission on September 29, 1999 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with the S-1 in which there is set forth the audited financial statements for our fiscal year ended June 30, 1999;

          (3) Our Quarterly Reports on Form 10-Q for the quarters ended September 30, 1999 (filed with the Commission on November 2,
                1999), December 31, 1999 (filed with the Commission on February 1, 2000) and March 31, 2000 (filed with the Commission on April 27, 2000); and

          (4) The description of the Common Stock contained in our Registration Statement on Form 8-A filed with the Commission on July 21, 1999 (File No. 000-26779).

          All documents that shall be filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment indicating that all securities offered have been sold or deregistering all securities then remaining unsold thereunder shall be deemed to be incorporated herein by reference and shall be deemed to be a part hereof from the date of filing thereof.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable. (The Common Stock is registered under Section 12 of the Exchange Act.)

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 102 of the Delaware General Corporation Law, as amended ("DGCL"), allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit.

          Section 145 of the DGCL provides, among other things, that the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Company) by reason of the fact that the person is or was a director, officer, agent or employee of the Company or is or was serving at the Company's request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner he or she reasonably believed to be in the best interest, or not opposed to the best interest, of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the Company as well, but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his or her duties to the Company, unless the court believes that in the light of all the circumstances indemnification should apply.

          Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

          Our Certificate of Incorporation, as amended, includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability:

          - for any breach of the director's duty of loyalty to the Company or its stockholders;

          - for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

          - under section 174 of the DGCL regarding unlawful dividends and stock purchases; or

          - for any transaction from which the director derived an improper personal benefit.

          These provisions are permitted under Delaware law.

          Our Bylaws provide that:

          - we must indemnify our directors and officers to the fullest extent permitted by Delaware law;

          - we may indemnify our other employees and agents to the same extent that we indemnified our officers and directors, unless otherwise determined by our Board of Directors; and

          - we must advance expenses, as incurred, to our directors and executive officers in connection with a legal proceeding to the fullest extent permitted by Delaware Law.

          The indemnification provisions contained in our Certificate of Incorporation, as amended, and Bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the Company maintains insurance on behalf of its directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

          4.1 Certificate of Incorporation of FTD.COM (incorporated by reference to Exhibit 3.1 to the S-1).

          4.2 Certificate of Amendment to Certificate of Incorporation of FTD.COM relating to Series A 8% Cumulative Redeemable Convertible Preferred Stock (incorporated by reference to
                Exhibit 3.2 to the S-1).

          4.3 Bylaws of the Company (incorporated by reference to Exhibit 3.3 to the S-1).

          4.4   FTD.COM INC. 1999 Equity Incentive Plan.

          4.5   Form of Non-Qualified Stock Option Agreement.

          4.6   Form of Director Non-Qualified Stock Option Agreement.

          4.7   Form of Restricted Shares Agreement.

          5.1 Opinion of Jones, Day, Reavis & Pogue as to the validity of the securities registered hereunder.

          23.1 Consent of Jones, Day, Reavis & Pogue (set forth in their opinion filed as Exhibit 5.1 to this Registration Statement).

          23.2  Consent of KPMG LLP.

          24.1  Powers of Attorney.

ITEM 9.   UNDERTAKINGS.

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Downers Grove State of Illinois, on this 21st day of June 2000.

                                   FTD.COM INC.


                                   By: /s/ MICHAEL J. SOENEN
                                       ---------------------------------------
                                       Michael J. Soenen
                                       President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                          TITLE                      DATE
         ---------                          -----                      ----
/s/MICHAEL J. SOENEN              President, Chief Executive       June 21, 2000
-------------------------------      Officer and Director
Michael J. Soenen                 (Principal Executive Officer
                                 and Principal Financial Officer)


                  *                 Chairman of the Board and      June 21, 2000
-------------------------------            Director
Richard C. Perry

                  *                        Director                June 21, 2000
-------------------------------
Habib Y. Gorgi

                  *                        Director                June 21, 2000
-------------------------------
Samuel I. Hill

                  *                        Director                June 21, 2000
-------------------------------
Veronica K. Ho

                  *                        Director                June 21, 2000
-------------------------------
Richard M. Owen

                  *                        Director                June 21, 2000
-------------------------------
Gary K. Silberberg


* The undersigned by signing his name hereunto has hereby signed this Form S-8 Registration Statement on behalf of the above-named directors, on June 21, 2000, pursuant to a power of attorney executed on behalf of each such director and filed with the Securities and Exchange Commission as Exhibit
      24.1 hereto.

By: /s/ MICHAEL J. SOENEN
    ----------------------
      Michael J. Soenen

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                              EXHIBIT DESCRIPTION
-------                             -------------------
4.1 Certificate of Incorporation of FTD.COM (incorporated by reference to Exhibit 3.1 to our Registration Statement on Form S-1, as amended (File No. 333-78857 (the "S-1")).

4.2 Certificate of Amendment to Certificate of Incorporation of FTD.COM relating to Series A 8% Cumulative Redeemable Convertible Preferred Stock (incorporated by reference to
                  Exhibit 3.2 to the S-1).

4.3 Bylaws of the Company (incorporated by reference to Exhibit 3.3 to the S-1).

4.4               FTD.COM INC. 1999 Equity Incentive Plan.

4.5               Form of Non-Qualified Stock Option Agreement.

4.6               Form of Director Non-Qualified Stock Option Agreement.

4.7               Form of Restricted Shares Agreement.

5.1 Opinion of Jones, Day, Reavis & Pogue as to the validity of the securities registered hereunder.

23.1 Consent of Jones, Day, Reavis & Pogue (set forth in their opinion filed as Exhibit 5.1 to this Registration Statement).

23.2              Consent of KPMG LLP.

24.1              Powers of Attorney.